As filed with the Securities and Exchange Commission on June 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0274813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

VAALCO Energy, Inc. 2020 Long Term Incentive Plan
(Full title of the plan)

Matthew R. Powers

Executive Vice President, General Counsel and Corporate Secretary

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

(713) 623-0801

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John R. Ablan

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

(312) 782-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 6, 2024, the stockholders of VAALCO Energy, Inc. (the “Registrant”) approved an increase in the number of shares of the Registrant’s common stock, par value $0.10 per share (the “Common Stock”) reserved for issuance pursuant to awards under the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “2020 LTIP”) by 5,500,000 shares (the “Shares”). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed by the Registrant to register the Shares of the Registrant’s Common Stock for issuance under the 2020 LTIP. The Shares are in addition to the shares of Common Stock previously registered on the Registrant’s Registration Statements on Form S-8 with respect to the 2020 LTIP filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2020 (File No. 333-239424) and June 11, 2021 (File No. 333-257028) (collectively, the “Prior Registration Statements”).The Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statements are currently effective.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement, other than information in a report or document that is “furnished” and not “filed” pursuant to the applicable rules and regulations of the SEC:

(a) the Registrant’s Annual Reports on Form 10-K and Form 10-K/A (the “Annual Report”) for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024 and March 18, 2024, respectively;

(b) the portions of the Registrant’s Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024, that were incorporated by reference into the Annual Report;

(c) the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 8, 2024;

(d) the Registrant’s Current Reports on Form 8-K, filed with the SEC on February 29, 2024, April 12, 2024, April 30, 2024 and June 6, 2024; and

(e) the description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation as amended through May 7, 2014 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on November 10, 2014).

4.1.1

Certificate of Amendment to Restated Certificate of Incorporation of VAALCO, dated October 13, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 13, 2022).

4.2	Third Amended and Restated Bylaws, dated July 30, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 4, 2020).

4.3	Description of securities (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 10-K filed on March 9, 2020).

5.1*	Opinion of Mayer Brown LLP, counsel to the Registrant.

23.1*	Consent of BDO USA, P.C.

23.2*	Consent of KPMG LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc. – Independent Petroleum Engineers.

23.4*	Consent of GLJ Ltd. – Independent Petroleum Engineers.

23.5*	Consent of Mayer Brown LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	VAALCO Energy, Inc. 2020 Long Term Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2020).

99.2	First Amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 8, 2021).

99.3

Second Amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2024).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 6, 2024.

VAALCO ENERGY, INC. (Registrant)

Date: June 6, 2024

	By:	/s/ Lynn Willis
Lynn Willis
Interim Chief Accounting Officer and Controller

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Lynn Willis and George W. M. Maxwell, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George W. M. Maxwell	Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2024
George W. M. Maxwell

/s/ Ronald Y. Bain	Chief Financial Officer (Principal Financial Officer)	June 6, 2024
Ronald Y. Bain

/s/ Lynn Willis	Interim Chief Accounting Officer and Controller (Principal Accounting Officer)	June 6, 2024
Lynn Willis

/s/ Andrew L. Fawthrop	Director and Chairman of the Board	June 6, 2024
Andrew L. Fawthrop

/s/ Cathy Stubbs	Director	June 6, 2024
Cathy Stubbs

/s/ Fabrice Nze-Bekale	Director	June 6, 2024
Fabrice Nze-Bekale

/s/ Edward LaFehr	Director	June 6, 2024
Edward LaFehr